Exhibit 99.1

News Release

For information contact:

Lisa Schultz

Chief Communications and Human Capital Officer

CNL Financial Group, Inc.

\(407) 650-1223

MACQUARIE CNL GLOBAL INCOME TRUST MAKES FIRST ACQUISITION

— Company acquires distribution center near Austin, Texas for $4.55 million —

(ORLANDO, Fla.) June 14, 2011 — Macquarie CNL Global Income Trust, Inc. has acquired a distribution center in Pflugerville, Texas that is fully leased to FedEx Ground Package System, Inc. The property was acquired for $4.55 million.

“We believe this transaction aligns with our goal of building a portfolio of properties that can provide stable income to our shareholders,” said Andy Hyltin, president of Macquarie CNL Global Income Trust.

Built in 1991, the 51,189-square-foot distribution center is located on 12.29 acres in the heart of a busy commercial area. The property is adjacent to Interstate 35 with direct access to State Highway 45 and downtown Austin. It is in the vicinity of local airports and is surrounded by numerous well-known industrial facilities and big box retailers.

“When considering potential investments, we not only look at the strength of the tenant, but also the fundamentals of the local market,” Hyltin said. “The Austin metro area performed better than many other cities during the recession.”

The Austin-Round Rock Metropolitan Area, the fourth largest in Texas with an estimated population of 1.7 million, has a robust, stable economy, and is within 200 miles of three of the nation’s largest 10 cities. It is one of the fastest growing regions in the country, with its population having increased more than 40 percent in the past decade. Austin has one of the highest concentrations of technology and biotechnology companies nationally. The unemployment rate dropped from 6.8 percent in March to 6.5 percent in April, significantly lower than the 9 percent U.S. unemployment rate in April.

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About Macquarie CNL Global Income Trust

Macquarie CNL Global Income Trust, Inc. is a company whose goal is to provide investors with income. The company, which intends to qualify as a real estate investment trust (REIT), plans to build a portfolio of U.S. and international properties, with potentially up to 60 percent of its assets located outside the United States. For more information, visit www.MacquarieCNLGlobalIncomeTrust.com.

About CNL Financial Group

CNL Financial Group, Inc. (CNL) is a leading private investment management firm providing global real estate and alternative investments. Since inception in 1973, CNL and/or its affiliates have formed or acquired companies with more than $24 billion in assets. CNL is headquartered in Orlando, Florida.

About Macquarie Group Limited

Macquarie is a global provider of banking, financial, advisory, investment and funds management services with total assets under management of approximately US$320 billion (as of March 31, 2011). Macquarie’s real estate business has operations in North America, Australia, Europe, Asia, South Africa and the United Arab Emirates.

Forward-looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding Macquarie CNL Global Income Trust, Inc.’s (herein referred to as “The Company”) future financial position, business strategy, projected levels of income and/or growth, projected costs and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s ability to control or predict. Such factors include, but are not limited to, competition in the markets in which we engage in business, equity raise and the ability to obtain financing for transactions, the impact of the current credit crisis and economic recession, the impact of current and future environmental and other governmental regulations affecting the company’s assets, the company’s ability to locate suitable investments, the company’s ability to develop new properties or make improvements to any existing properties on a timely or cost-efficient basis, the company’s abilities to manage growth, increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the company’s insurance coverage, and the company’s ability to protect its intellectual property and the value of its brands.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements.

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